UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2021
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 31, 2021, the American Equity Investment Life Holding Company (the "Company") Board of Directors appointed Axel André Executive Vice President and Chief Financial Officer, effective upon Mr. André's employment on September 7, 2021 and through the Company's next annual shareholder meeting.
Mr. André, 45, served as Executive Vice President and Chief Financial Officer of Jackson National, an annuity and investment management firm, during 2020 and 2021. As Chief Financial Officer, Individual Retirement for global insurer AIG from 2018 to 2020, Mr. André oversaw all aspects of the finance and actuarial value chain, including asset-liability management ("ALM"), hedging, financial planning and reporting, and capital management of the Individual Retirement business. Mr. André served as Chief Risk Officer for AIG Individual Retirement, Group Retirement, and Institutional Markets, from 2016 through 2017, overseeing market risk and ALM across AIG's entire balance sheet, and all aspects of risk management for the Individual, Group Retirement, and Institutional Markets businesses.
Mr. André's initial annual salary rate will be $600,000 and his short-term incentive opportunity target will be 175% of base salary, with actual payment based on company and individual goals and prorated for 2021. Mr. André's long-term incentive target will be 200% of base salary, also subject to performance goals. The Company will grant Mr. André stock options with an initial grant value of $400,000 (vesting annually in thirds) and a cash sign-on payment of $200,000 less applicable withholding, effective with his start, and offer Mr. André a two-year change in control agreement consistent with agreements it has with other executive officers. The Company will also reimburse Mr. André for temporary housing costs in Des Moines, Iowa for up to one year, and its standard relocation benefits should the Company determine Mr. André should relocate to Des Moines. Mr. André will also participate in other compensation programs for Company executive officers and generally applicable employee benefit programs.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: September 1, 2021	By:	/s/ Phyllis Zanghi
Phyllis Zanghi
Executive Vice President and Chief Legal Officer